UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 11, 2004


                           HALOZYME THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

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                Nevada                                 000-49616                             88-0488686
    (State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            incorporation)
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                      11588 Sorrento Valley Road, Suite 17
                           San Diego, California 92121
               (Address of principal executive offices) (Zip Code)
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        Registrant's telephone number, including area code (858) 794-8889


                                 Not Applicable

          (Former name or former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Effective March 11, 2004, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 28, 2004, among privately held DeliaTroph Pharmaceuticals, Inc. dba Hyalozyme Therapeutics, Inc. ("Halozyme"), Global Yacht Services, Inc., a publicly traded Nevada corporation ("Global") and Hyalozyme Acquisition Corporation, a wholly owned subsidiary of Global ("Merger Sub"), the Merger Sub merged with and into Halozyme, with Halozyme remaining as the surviving corporation (the "Merger").

Although Global acquired Halozyme as a result of the Merger, the shareholders of Halozyme hold a majority of the voting interest in the combined enterprise. Additionally, the Merger resulted in Halozyme's management and Board of Directors assuming operational control of Global.

The following lists a summary of the structure of the Merger and matters completed in connection therewith:

      o On January 28, 2004, pursuant to an investment round completed simultaneously with the signing of the Merger Agreement, Halozyme raised equity capital of approximately $8.1 million.

      o The shareholders of Global amended and restated Global's Articles of Incorporation to change Global's corporate name to Halozyme Therapeutics, Inc., increased the authorized number of shares of common stock to 100 million and authorized 20 million shares of preferred stock.

      o Global issued 34,999,701 shares of its restricted common stock, 6,886,807 options and 11,758,460 warrants to purchase shares of its common stock to the shareholders of Halozyme in exchange for 100% of their issued and outstanding common stock, options and warrants to purchase Halozyme's common stock.

      o A total of 4,296,362 shares of Global's outstanding common stock were redeemed by Global from three shareholders in exchange for $42,303, or approximately $0.01 per share.

      o Global's shareholders own approximately 10% of the issued and outstanding shares of Halozyme's common stock, based on 38,899,701 shares outstanding after the Merger.

The full text of the Merger Agreement may be found at Exhibit A to Global Yacht's definitive Schedule 14C Information Statement, as filed with the Securities and Exchange Commission on February 17, 2004.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Financial statements of businesses acquired.

            The financial statements required by this item will be furnished by amendment to this Form 8-K on or prior to May 26, 2004.

      (b)   Pro forma financial information.

            The pro forma financial information required by this item will be furnished by amendment to this Form 8-K on or prior to May 26, 2004.

      (c)   Exhibits.

            The following Exhibit is filed with this Form 8-K.

            Exhibit No.    Description
            -----------    -----------

                99.1 Agreement and Plan of Merger, dated as of January 28, 2004, by and among DeliaTroph Pharmaceuticals, Inc. dba Hyalozyme Therapeutics, Inc., Global Yacht Services, Inc. and Hyalozyme Acquisition Corporation (incorporated by reference to Exhibit A to the Schedule 14C Information Statement of Global Yacht Services, Inc., as filed with the Securities and Exchange Commission on February 17, 2004).


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      HALOZYME THERAPEUTICS, INC.


Date: March 26, 2004                  By: /s/ Jonathan E. Lim, MD
                                          -------------------------------------
                                          President and Chief Executive Officer